Exhibit 23.2




         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement No. 33-48665.
It should be noted that we have not audited any financial statements of the Company or the Plan subsequent to July 2, 1994 or performed any audit procedures subsequent to the date of our report.

                                   /s/  Arthur Andersen LLP
                                   -------------------------
                                     ARTHUR ANDERSEN LLP



Milwaukee, Wisconsin
June 24, 1996